Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Pavana Power Corporation
Sarasota, Florida

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 6, 2011, relating to the financial statements of Pavana Power Corporation for the fiscal year ended December 31, 2010 which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Schwartz, Levitsky, Feldman, LLP
Schwartz, Levitsky, Feldman, LLP
Toronto, Ontario
December 7, 2011